Exhibit 10.2
Supplemental Agreement

Party A (the Lessor): Chongqing Yinhai Financial Leasing Co., Ltd.
Legal Representative: Pang Xianwei
Registered Office: No. 56, Middle of Huangshan Avenue, Yubei District, Chongqing

Party B (the Lessee): Chongqing Alpha and Omega Semiconductor Technology Co., Ltd.
Legal Representative: MIKE FUSHING CHANG
Registered Office: No. 288, Yuefu Avenue, Beibei District, Chongqing

Whereas,
Party A and Party B signed the Financial Lease (Leaseback) Contract (Contract No.: YZ(2018)0401 and its Supplemental Agreement (Contract No.: YZ(2018)0401-1) on May 9, 2018 (hereinafter collectively referred to as the “Master Contract”). After signing of the Master Contract, Party A has fully performed its obligations under the Master Contract according to its terms and conditions. The Parties hereby reach the following agreement through consultation:
The Conditions for Lease in Part I Business Terms of the Master Contract are modified as follows:
The lease interest rate shall be a floating rate, and the lease interest rate = loan prime rate (LPR) + spread
The LPR above is the LPR5Y quotation applicable to the working day before the reset day.
The spread is 81.25BP.
II. Article 10.2.1 of the Master Contract is modified as follows:
The rent consists of the principal and the interest. From the lease commencement date, Party A will collect rent by the entire principal for the lease. Interests for the lease shall be determined by the following method B:
A. Fixed interest rate, which will remain unchanged during the term of the lease and will not be adjusted together with People’s Bank of China’s adjustment of benchmark interest rate for loans during the same term.
B. Floating interest rate: interest rate for the lease is determined by the LPR for five years released by the National Interbank Funding Center plus the spread of 81.25 (each point represents 0.01%) (the formula is: interest rate for the lease = LPR + the spread)
During the term of the lease, when LPR is adjusted by the quotation released by the National Interbank Funding Center, the interest rate for the lease shall be adjusted accordingly. The first Interest Rate Conversion Day for the LPR under the Agreement is June 28, 2020, which will then be adjusted on a quarterly basis. The Financing Rate floating day shall be calculated from Interest Rate Conversion Day. The LPR adopted shall be the LPR applicable to the working day before the interest rate floating day (if the working day before the interest rate floating day is the LPR release day, the LPR newly released on the day shall be applied), commencing from the same day of the next period (if the floating day is at the end of a month, then the reset day shall be determined by the actual day at the end of the month). After expiry of the floating period, the rate for the next floating period shall be determined by the corresponding LPR.
When the above adjustments are made, the Parties shall make corresponding adjustments to rents in Appendix III Rent Payment Form of the Master Contract. Party A shall notify Party B by issuing the Rent Adjustment Notice in the format set forth in Article 3 of the Agreement concerning the above-mentioned adjustments. Party B shall accept such adjustments. The actual day for rent adjustments shall be subject to the Rent Adjustment Notice issued to Party B in the format set forth in Article 3 of the Agreement.
III. (Format of) Appendix IV in the Master Contract: Rent Adjustment Notice is modified as follows:
Rent Adjustment Notice
To: [Chongqing Alpha and Omega Semiconductor Technology Co., Ltd.]
In accordance with the Financial Lease Contract No. [YZ(2018)0401] between the Parties, we hereby make the following adjustments to the rents under the abovementioned Financial Lease Contract: as of , the interest rate for the lease is adjusted to . Please pay the rents as per the “Amount after Adjustment” in the following form to our company:
Currency: RMB Unit: Yuan

Instalment	Rent Payment Day	Amount before Adjustment	Amount after Adjustment
th Instalment
…
Total
The rents should be paid to the following account:
Payee: Chongqing Yinhai Financial Leasing Co., Ltd.
Bank: Chongqing Branch of the Export-Import Bank of China
Account No.: 2100000100000237876

Party A: Chongqing Yinhai Financial Leasing Co., Ltd. (Seal)
Legal Representative/Authorized Representative (Signature/Seal): Pang Xianwei

Party B has received the above Rent Adjustment Notice and hereby confirms its content.
Party B: [Chongqing Alpha and Omega Semiconductor Technology Co., Ltd.] (Seal)
Legal Representative/Authorized Representative (Signature/Seal): Mike FuShing Chang
Date:
IV. The Agreement is the supplemental agreement to the Master Contract, and becomes an integral part of the Master Contract upon signing. Terms of the Master Contract not amended in the Agreement shall remain in force.
V. The Agreement comes into effect upon signing and sealing by the Parties. The Agreement is made in four copies with each Party holding two copies. All copies have equal legal force.
VI. The Agreement comes into effect when it is signed/sealed by the legal representatives or authorized representatives of the Parties and sealed with their official seals.

(Remainder of the Page Intentionally Left Blank)

Signature Page of the Supplemental Agreement [Contract No.: YZ(2018)0401]

Party A: Chongqing Yinhai Financial Leasing Co., Ltd. (Seal)
Legal Representative/Authorized Representative (Signature/Seal): Pang Xianwei

Party B: [Chongqing Alpha and Omega Semiconductor Technology Co., Ltd.] (Seal)
Legal Representative/Authorized Representative (Signature/Seal): Mike FuShing Chang

August 3, 2020